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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 1997 included in CBL & Associates Properties, Inc.'s Form 10-K for the year ended December 31, 1996, our report dated December 12, 1996 included in CBL & Associates Properties, Inc.'s Form 8-K/A dated January 15, 1997, our report dated December 10, 1997 included in CBL & Associates Properties, Inc.'s Form 8-K/A dated February 18, 1998, and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP

Chattanooga, Tennessee
March 18, 1998